UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders

Willdan Group Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 3, 2011.  At the Annual Meeting, two proposals, which are described in detail in the Company’s definitive proxy statement dated April 20, 2011 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the nine director nominees named in the Proxy Statement; and (ii) ratify the appointment of the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”).

The total number of shares present in person or by proxy was equal to 63.71% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until his or her respective successor is elected and qualified, or until his or her earlier resignation or removal.

	For	Withheld	Broker Non-Vote
Win Westfall	3,672,079	67,771	883,415
Thomas D. Brisbin	3,686,337	53,513	883,415
Linda L. Heil	3,685,696	54,154	883,415
Raymond W. Holdsworth	3,701,996	37,854	883,415
W. Tracy Lenocker	3,686,196	53,654	883,415
Douglas J. McEachern	3,701,996	37,854	883,415
Keith W. Renken	3,701,996	37,854	883,415
Wayne Shelton	3,701,996	37,854	883,415
John M. Toups	3,700,596	39,254	883,415

Proposal 2

Ratification of the Board of Directors’ appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2011.

For	Against	Abstain	Broker Non-Vote
4,550,766	72,499	0	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 7, 2011	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

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